Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the inclusion in this Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission of our report dated March 31, 2010, relating to the consolidated balance sheet of New Leaf Brands, Inc, as of December 31, 2009 and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the year then ended.

/s/ MAYER HOFFMAN McCANN P.C.

Phoenix, Arizona
May 20, 2011